UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 First Amendment
                                    Form 8-K

                                 Current Report
     Pursuant to Section 13 or 15(a) of the Securities Exchange Act of 1934

   Date of Report: December 16, 2005 amending Form 8-K dated December 6, 2005

                          DALECO RESOURCES CORPORATION
               (Exact name of registrant as specified in Charter)

         Nevada                          0-12214                        23-2860734
------------------------------    ---------------------    ---------------------------------
(State or other jurisdiction      (Commission File No)     (IRS Employee Identification No.)
of Incorporation)

            120 North Church Street, West Chester, Pennsylvania 19380
                    (Address of principal executive offices)

Registrant's telephone number, including area code: 610-429-0181

   -------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CF 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The Registrant hereby amends and restates its filing on Form 8-K dated December 6, 2005, as follows:

Item 4.02 Non-Reliance on Previously Issued Financial Statements on a Related Audit Report or Completed Interim Review.

      The Board of Directors, after discussion with the Audit Committee of the Registrant and the Registrant's Chief Financial Officer, elected to restate its financial statements contained in the Registrant's quarterly reports on Form 10-QSB for the periods ending March 31, 2005 and June 30, 2005. The issues which precipitated the Registrant's decision to restate its financial statements relate to the presentation of the Registrant's transaction with Rheologics Technologies, Inc., formerly Ostara Corporation ("Ostara"), whereby the Registrant sold to Ostara, as successor in interest to PSNet Communications, certain proprietary software programs. While the Registrant believed that its prior presentation of the transaction was proper and offered the public a clear understanding of the transaction at the time of the filing of its quarterly reports for the periods ending March 31, 2005 and June 30, 2005, upon further review of its position the Registrant now believes that its initial presentation was not in compliance with applicable reporting requirements. As such the Registrant has decided to restate its quarterly financial filings for the periods ending March 31, 2005 and June 30, 2005.

      The accounting issue in question which led to the Registrant's decision to restate its financials for the fiscal quarters ending March 31, 2005, and June 30, 2005, deals with the treatment of the stock and warrants received by the Registrant in its transaction with PSNet Communications (a private company) and subsequently with its successor in interest, Ostara (a public company). Pursuant to an agreement effective December 1, 2004 ("Asset Sale Agreement") the Registrant agreed to sell its I-Squared and I-Top technology to PSNet in exchange for 3,000,000 shares of PSNet common stock ("PSNet Shares"). Of the PSNet Shares to be issued, two-thirds of the PSNet Shares were to be issued to the shareholders of the Registrant and one-third of the PSNet Shares were to be issued to the Registrant. Under the terms of the Asset Sale Agreement, the Registrant is prohibited from selling the PSNet Shares it received in the transaction for a period of one year after the Closing Date. The "Closing Date" for the transaction was initially established as December 10, 2004 or such other mutually agreeable date. The Asset Purchase Agreement required PSNet to file a registration statement with the Securities and Exchange Commission to register the PSNet Shares so that the PSNet Shares issued to the Registrant's shareholders would be freely trading shares. The Registrant and PSNet agreed to extend the Closing Date until PSNet's registration statement became effective and it had the requisite number of freely trading PSNet Shares required for distribution to the Registrant's shareholders as of the Record Date (as that term is defined below). The Asset Purchase Agreement required PSNet to use its best efforts to have an effective date for its registration statement of on or before March 31, 2005. There was no market for the PSNet Shares at the time the Company entered into the Asset Purchase Agreement.

      In a press release dated January 13, 2005, Ostara announced that it had acquired PSNet. As successor in interest to PSNet, commencing on or about March 31, 2005, Ostara issued its common stock to the Registrant and its shareholders of record as of January 6, 2005 ("Record Date) in place of the PSNet Shares. In accordance with the provisions of the Asset Sale Agreement, approximately, 2,050,000 shares of Ostara common stock were issued, in the nature of a special dividend, to the shareholders of record of the Registrant as of the Record Date. The Registrant received 950,000 shares of Ostara common stock that cannot be sold for a period of one year. Warrants for 15,000,000 shares of Ostara common stock were also issued under the Asset Sale Agreement. For each share of Ostara common stock issued to the Registrant's shareholders as of the Record Date five warrants were also issued. The warrants have a term of one (1) year and have an exercise price as follows:

            a. For the first 90 days after the Closing Date, the exercise price per share of Stock shall be $2.00.

            b. For the 91st through the 180th day after the Closing Date, the exercise price per share of Stock shall be $4.00.

            c. For the 181st day through the 270th day after the Closing Date, the exercise price per share of Stock shall be $6.00.

            d. For the 271st day through the first anniversary of the Closing Date the exercise price per share of Stock shall be $8.00.

      One share of Ostara common stock was issued for each 14 shares of the Registrant's common stock held as of the Record Date. In addition to the Ostara common stock issued, each Record Date Shareholder received a warrant to purchase
(5) additional shares of Ostara common stock for each share of Ostara common stock issued.

      The Registrant originally believed that its presentation as set forth in its quarterly reports for the periods ending March 31, 2005, and June 30, 2005, clearly and accurately represented the transaction with Ostara. The Registrant accounted for its investment in privately held PSNet at cost. After Ostara acquired PSNet, the Registrant continued to account for the investment in Ostara at cost, the original recorded investment in PSNet. The Registrant relied upon the FAS 115 glossary definition of fair value "Quoted market prices in active markets are the best evidence of fair value." Since Ostara is not actively traded but thinly traded in the pink sheets, the Registrant interpreted its receipt of 3,000,000 Ostara shares and related warrants as outside the scope of FAS 115. However, a comment letter from the SEC questioned this accounting treatment. After discussions with the Staff of the SEC and the Registrant's independent accountants, the Registrant now believes that the transaction should be fully accounted for on its restated financial statements as of January 13, 2005. The Registrant has elected to restate it financial statements for the periods ending March 31, 2005 and June 30, 2005 to reflect the revised presentation.

      Prior to the Company's receipt of a comment letter from, and subsequent discussions with, the SEC, the Registrant's independent accountants did not advise the Registrant that: (i) the Registrants initial treatment of the Ostara transaction was improper; (ii) disclosure should be made; or (iii) action taken to prevent future reliance on the Registrant's previously issued financial statements.

      Based on the foregoing, the Registrant has determined that there should be no further reliance on the Registrant's initial filings on Form10-QSB for the period ending March 31, 2005 and Form 10-QSB for the period ending June 30, 2005. The Company will be filing its First Amended Form 10-QSB for the period ending March 31, 2005 and its First Amended Form 10-QSB for the period ending June 30, 2005 restating its financial statements for those periods to properly account for the Ostara transaction.

The effect of the restatement of the Ostara transaction are non-cash transactions but will impact the Registrant's financial statements as follows:

Second quarter ended March 31, 2005 (3 months) (same for 6 months)

BALANCE SHEET
  Increase (Decrease) in available-for-sale securities (Ostara)                    $ 3,092,973

STATEMENT OF COMPREHENSIVE INCOME (LOSS)
  Increase (decrease) in other comprehensive income for unrealized holding
    Gain (loss) from available-for-sale securities (Ostara)                        $ 3,080,179

  STATEMENT OF OPERATIONS
  Increase in net income                                                           $    40,402

Third quarter ended June 30, 2005 (3 months)

BALANCE SHEET
  Increase (Decrease) in available-for-sale securities (Ostara)                    ($3,125,411)

STATEMENT OF COMPREHENSIVE I NCOME (LOSS)
  (Decrease) in other comprehensive income for unrealized holding
    gain (loss) from available-for-sale securities (Ostara)                        ($3,125,411)

STATEMENT OF OPERATIONS
  Change in net income                                                             $         0

Third quarter ended June 30, 2005 (9 months)

BALANCE SHEET
  Increase (Decrease) in available-for-sale securities (Ostara)                    ($   32,438)

STATEMENT OF COMPREHENSIVE I NCOME (LOSS)
  Increase (decrease) in other comprehensive income for unrealized holding
    Gain (loss) from available for sale securities (Ostara)                        ($   45,232)

  STATEMENT OF OPERATIONS
  Increase (decrease) in net income                                                $    40,402

      Disclosure Controls and Procedures The Registrant's Board of Directors, Audit Committee and Chief Financial Officer have reevaluated the Registrant's disclosure controls and procedures (as defined in Rule 13a-15(e) promulgated under the Securities and Exchange Act of 1934, as amended ("'34 Act")) and believes that they are effective to provide reasonable assurance that information required to be disclosed by the Registrant in reports filed or submitted by it under the '34 Act are recorded, processed, summarized and reported within the time periods specified in the '34 Act rules and form, and to provide reasonable assurance that information required to be disclosed by the Company is accumulated and communicated to the Company's management, including the Company's Chief Executive Officer and Chief Financial Officer, as appropriate to allow timely decisions regarding disclosure. The Registrant believes that the Ostara type transaction is not one that the Registrant encounters in its normal course of business and should not be a recurring event. However, the Registrant is evaluating ways to ensure that its financial statements are always presented in a clear, concise and accurate manner. To achieve that result, the Registrant is considering: (1) expanding its internal accounting staff; (2) when confronted with an accounting presentation of a complex transaction in the future, seeking the opinion of additional financial reporting advisory firms; and, (3) to the extent permissible and permitted by regulation and law, seeking guidance from the Division of Corporate Finance of the Securities and Exchange Commission, regarding the applicable accounting principle and presentation in question.

      The Registrant's financial statements, their presentation, accuracy and adequacy are solely the responsibility of the Registrant. While comments from the Staff of the Securities and Exchange Commission may be helpful in focusing the Registrant on a particular issue, the ultimate decision as to what action, if any, to take is that of the Registrant. The Registrant may not and does not rely on the comments of the Staff of the SEC as a defense to any action taken by it by the SEC or any person under the federal securities laws of the United States. Rather, the Registrant accepts the comments of the Staff as part of its evaluation process when considering the presentation of its financial statements or other matters upon which the Staff of the SEC may comment. The Registrant acknowledges that changes to any disclosure by the Registrant in response to comments by the Staff of the SEC do not foreclose the SEC from taking any action with respect to the filing.

Exhibits:

      None.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        Daleco Resources Corporation
                                -----------------------------------------
                                               (Registrant)

Date:  December 16, 2005

                                        /s/ Gary J. Novinskie
                                -----------------------------------------
                                      Gary J. Novinskie, President